Exhibit 10.2

BINDING TERM SHEET FOR AMENDED AND RESTATED

EMPLOYMENT AGREEMENT FOR TIMOTHY M. SCHOEN

HCP, Inc. (the “Company”) and Timothy M. Schoen (the “Executive”) are parties to that certain Employment Agreement, made and entered into on January 26, 2012 (the “Current Employment Agreement”).  The parties hereto desire to set forth certain terms and conditions that are to apply to Executive’s continued employment with the Company in this Term Sheet.  Any capitalized terms not defined herein shall have the meaning assigned in the Current Employment Agreement.

1.            Term.  The Initial Term of Executive’s employment shall be extended to October 1, 2016, and may be automatically extended pursuant to the terms and conditions of Section 2 of the Current Employment Agreement.

2.            Retention Bonus.  Executive shall be entitled to the one-time grant of a restricted stock award pursuant to the terms and conditions of the Company’s 2006 Performance Incentive Plan with a fair value of One Million dollars ($1,000,000) based on the average of the stock price for the five trading days beginning October 4, 2013 (the “Retention Award”).  The Retention Award shall vest as to fifty percent (50%) of the shares on each of the first and second anniversaries of October 1, 2013, subject to Executive’s continued employment on the applicable vesting dates.  If the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, the Retention Award shall immediately vest and become non-forfeitable.

3.            Termination by the Company without Cause or by Executive with Good Reason.  The cash severance payable in Section 5(b)(i) of the Employment Agreement shall be increased to an amount equal to two (2) times the sum of (x) and (y) set forth therein.

4.            Welfare Benefit Continuation.  If applicable, Executive will be entitled to reimbursement of COBRA premiums for the twenty-four (24) month period following the date of termination in accordance with Section 5(d) of the Current Employment Agreement.

5.            No Other Changes.  Except as expressly set forth herein, all of the provisions of the Current Employment Agreement shall remain unchanged and in full force and effect.

6.            Attorney Fees.  The Company will reimburse Executive’s documented, reasonable attorney fees and costs incurred for his attorney’s review of and advice regarding this Term Sheet and Executive’s future Employment Agreement, not to exceed $10,000 in the aggregate.  This reimbursement will be made directly to Executive’s attorney upon the presentment of a statement of fees actually incurred.

7.            Counterparts.  This Term Sheet may be executed by the parties hereto in separate counterparts (including by facsimile or .pdf or .tif attachment to electronic mail), each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.  Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

The parties agree that this Term Sheet sets forth the material terms and conditions of the parties’ agreement and shall constitute a legally valid, binding and enforceable agreement of the parties with respect to amendments to the Current Employment Agreement and shall remain in effect until formal documents reflecting the provisions contained in this term sheet are executed by both parties.  The parties agree to act expeditiously and in good faith to execute formal documents containing the terms and conditions set forth herein.  However, until such time as the parties enter into such formal documents, this term sheet on its execution and delivery by each party shall be a binding agreement between the parties and may not be amended or supplemented except in a writing executed by each of the parties.

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IN WITNESS WHEREOF, the Company and Executive have executed this Term Sheet on the date(s) set forth below.

HCP, Inc.

By:	/s/ Lauralee E. Martin
Name: Lauralee E. Martin
Title: Chief Executive Officer and President

Date: October 3, 2013

Timothy M. Schoen

/s/ Timothy M. Schoen

Date: October 3, 2013